Exhibit 10.1

CLEANSPARK, INC.

SERIES X PREFERRED STOCK

SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

THIS AGREEMENT, dated as of August 30, 2024, is by and between CleanSpark, Inc., a Nevada corporation (the “Company”), and the undersigned subscriber (the “Subscriber”). In consideration of the mutual promises contained herein, and other good, valuable and adequate consideration, the parties hereto agree as follows:

1.

Agreement of Sale; Closing. The Company agrees to sell to Subscriber, and Subscriber agrees to purchase from the Company, One Million (1,000,000) shares of the Company’s Series X Preferred Stock, par value $0.001 per share (the “Securities”), which shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). Subscriber hereby acknowledges and agrees to the entire terms of the Certificate of Designation, including, without limitation, the voting rights in Section 3 thereof, the restrictions on transfer of the Securities in Section 5 thereof and the redemption of the Securities pursuant to Section 6 thereof. The purchase price for the Securities will be paid by Subscriber to the Company in cash in the aggregate amount of One Thousand Dollars ($1,000) (equal to $0.001 per share).

2.

Voting Agreement. Subscriber agrees to (a) attend any meeting of the stockholders of the Company upon which the Authorized Stock Increase (as defined in the Certificate of Designation) is scheduled to be voted, (b) vote all Securities with regard to the Authorized Stock Increase in the manner set forth in the Certificate of Designation and (c) upon request by the Company, grant an irrevocable proxy to vote the Securities in accordance with the foregoing to a designee of the Company.

3.

Representations and Warranties of Subscriber. In consideration of the Company’s offer to sell the Securities, and in addition to the purchase price to be paid, Subscriber hereby covenants, represents and warrants to the Company as follows:

a.

Information About the Company. Subscriber (i) is aware that the Company’s financial projections and future are purely speculative, and (ii) has had an opportunity to ask questions of, and receive answers from, the Company concerning the business, management, and financial and compliance affairs of the Company and the terms and conditions of the purchase of the Securities contemplated hereby. Subscriber has had an opportunity to obtain, and has received, any additional information deemed necessary by Subscriber to verify such information in order to form a decision concerning an investment in the Company.

b.

Restrictions on Transfer. Subscriber covenants, represents and warrants that the Securities are being purchased for Subscriber’s own personal account and for Subscriber’s individual investment and without the intention of reselling or redistributing the same, that Subscriber has made no agreement with others regarding any of such Securities, and that Subscriber’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. Moreover, Subscriber acknowledges that any of the aforementioned actions may require the prior written consent of the Company’s board of directors pursuant to the Certificate of Designation. Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained by Subscriber for the acquisition of the Securities and for which the Securities were pledged as security, would represent an intent inconsistent with the covenants, warranties and representations set forth above. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws in reliance on exemptions from registration under these laws, and that, accordingly, the Securities may not be resold by the undersigned (i) unless they are registered under both the Securities Act and applicable state or foreign securities laws or are sold in transactions which are exempt from, or not subject to, such registration, and (ii) except in compliance with Section 5 of the Certificate of Designation, which may require the prior written consent of the Company’s board of directors. Subscriber therefore agrees not to sell, assign, transfer or otherwise dispose of the Securities (i) unless a registration statement relating thereto has been duly filed and become effective under the Securities Act and applicable state or foreign securities laws, or unless in the opinion of counsel satisfactory to the Company no such registration is required under the circumstances, and (ii) except in compliance with Section 5 of the Certificate of Designation. There is not currently, and there will not in the future exist, a public market for the Securities; and accordingly, for the above and other reasons, Subscriber may not be able to liquidate an investment in the Securities for an indefinite period.

d.

High Degree of Economic Risk. Subscriber realizes that an investment in the Securities involves a high degree of economic risk to Subscriber, including the risks of receiving no return on the investment and/or of losing Subscriber’s entire investment in the Company. Subscriber is able to bear the economic risk of investment in the Securities, including the total loss of such investment. Subscriber understands that the Securities are subject to redemption at Subscriber’s aggregate purchase price as provided in the Certificate of Designation and accordingly should in no event expect to have any economic gain from its investment in the Securities.

e.

Suitability. Subscriber has such knowledge and experience in financial, legal and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Securities.

f.

Tax Liability. Subscriber will rely solely on its own advisors, and not on any statements or representations of the Company or any of its agents, representatives, employees, affiliates or subsidiaries, in respect of the federal, state, local and foreign tax consequences of this investment. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Under penalties of perjury, Subscriber certifies that Subscriber is not subject to back-up withholding either because Subscriber has not been notified that Subscriber is subject to back-up withholding as a result of a failure to report all interest and dividends, or because the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to back-up withholding.

g.

Limitation Regarding Representations. Except as set forth in this Agreement, no covenants, representations or warranties have been made to Subscriber by the Company or any agent, representative, employee, director or affiliate or subsidiary of the Company and in entering into this transaction, Subscriber is not relying on any information, other than that contained herein and the results of independent investigation by Subscriber without any influence by Company or those acting on Company’s behalf. Subscriber agrees it is not relying on any oral or written information not expressly included in this Agreement, including but not limited to the information which has been provided by the Company, its directors, its officers or any affiliate or subsidiary of any of the foregoing.

h.	Authority. Subscriber is a natural person of legal age and capacity.

4.	Legend. Subscriber consents to the notation of the Securities with the following legend reciting restrictions on the transferability of the Securities:

The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under any state securities laws. These Securities may not be sold, offered for sale or transferred, without first obtaining (i) an opinion of counsel satisfactory to the Company that such sale or transfer lawfully is exempt from registration under the Securities Act and under the applicable state securities laws or (ii) such registration. Moreover, these Securities may be transferred only in accordance with the terms of the Company’s Certificate of Designation of Series X Preferred Stock, a copy of which is on file with the Secretary of the Company.

5.	Accredited Status. Subscriber covenants, represents and warrants that Subscriber qualifies as an “accredited investor” (as defined in Regulation D under the Securities Act).

6.	Holding Status. Subscriber desires that the Securities be held as set forth on the signature page hereto.

7.

Confidentiality. Subscriber will make no written or other public disclosures regarding the Company and its business, the terms or existence of the proposed or actual sale of Securities or regarding the parties to the proposed or actual sale of Securities to any individual or organization without the prior written consent of the Company, except as may be required by law. Subscriber acknowledges and understands that the Company will make such disclosure regarding this Agreement (including the name of Subscriber) and the sale of Securities to Subscriber as contemplated hereby as the Company determines to be necessary or appropriate.

8.	Notice. Correspondence regarding the Securities should be directed to Subscriber at the address provided by Subscriber to the Company in writing.

9.

No Assignment or Revocation; Binding Effect. Neither this Agreement, nor any interest herein, shall be assignable or otherwise transferable, restricted or limited by Subscriber without prior written consent of the Company. Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate, modify or revoke this Agreement in any way and that the Agreement shall survive the death, incapacity or bankruptcy of Subscriber. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

10.

Indemnification. To the fullest extent permitted by applicable law, the Company agrees to indemnify and hold harmless Subscriber and each current and future officer, director, employee, agent and representative, if any, of Subscriber from and against any and all costs, expenses, loss, damage, judgments or liability associated with this Agreement and the issuance and voting of the Securities, except to the extent resulting from the willful misconduct, fraud or bad faith of, or the material breach of the Agreement by, Subscriber.

11.

Modifications. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Subscriber and the Company. No delay or failure of the Company in exercising any right under this Agreement will be deemed to constitute a waiver of such right or of any other rights.

12.

Entire Agreement. This Agreement and the exhibits hereto are the entire agreement between the parties with respect to the subject matter hereto and thereto. This Agreement, including the exhibits, supersede any previous oral or written communications, representations, understandings or agreements with the Company or with any officers, directors, agents or representatives of the Company. This Agreement and any signed agreement or instrument entered into in connection with this Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

13.

Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties hereunder, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction, be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

14.

Governing Law. This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction.

15.

Survival of Covenants, Representations and Warranties. Subscriber understands the meaning and legal consequences of the agreements, covenants, representations and warranties contained herein, and agrees that such agreements, covenants, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment by Subscriber for the Securities.

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For good, valuable and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees that by signing this Subscription and Investment Representation Agreement, and upon acceptance hereof by the Company, that the terms, provisions, obligations and agreements of this Agreement shall be binding upon Subscriber, and such terms, provisions, obligations and agreements shall inure to the benefit of and be binding upon Subscriber and its successors and assigns.

SUBSCRIBER:

/s/ Thomas L. Wood
Name: Thomas L. Wood

Number of Securities Purchased: 1,000,000
Purchase Price Per Security: $0.001
Aggregate Purchase Price: $1,000.00

Subscriber desires that the Securities be held as follows (check one):
☒	Individual Ownership	☐	Corporation*
☐	Community Property	☐	Trust*
☐	Jt. Tenant with Right of Survivorship	☐	Limited Liability Company*
	(both parties must sign)	☐	Partnership*
☐	Tenants in Common	☐	Other (please describe):

* If Securities are being subscribed for by an entity, Exhibit C to this agreement must also be completed.

The Company hereby accepts the subscription evidenced by this Subscription and Investment Representation Agreement:

CLEANSPARK, INC.

By:	/s/ Zachary K. Bradford
Name: Zachary K. Bradford
Title: Chief Executive Officer

Exhibit A

Certificate of Designation of Series X Preferred Stock

[attached]